Exhibit 99.1

Pulmonx Reports Record Third Quarter 2023 Financial Results

Redwood City, CA – October 30, 2023 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today reported financial results for the third quarter of 2023 ended September 30, 2023.

Recent Highlights
•Achieved record worldwide revenue of $17.7 million in the third quarter of 2023, a 31% increase over the same period last year and an increase of 29% on a constant currency basis
•Delivered a record $11.8 million in U.S. revenue in the third quarter of 2023, representing 41% year-over-year growth
•Realized gross margin of 74% in the third quarter of 2023
•Added 15 new U.S. treatment centers for Zephyr Valves in the third quarter 2023
•Approved for reimbursement by the Japanese Ministry of Health, Labour and Welfare (MHLW) for the use of Zephyr Valves to treat severe COPD/emphysema patients in Japan

“Our record quarterly results were driven by strength in the U.S., reflective of traction we are seeing from our focused commercial strategy,” said Glen French, President, and Chief Executive Officer. “Awareness around the benefits of Zephyr Valve treatment continues to build as we remain intensely focused on improving the lives of more and more patients with severe COPD/emphysema.”

Third Quarter 2023 Financial Results
Total worldwide revenue in the third quarter of 2023 was $17.7 million, a 31% increase from $13.5 million in the third quarter of 2022 and a 29% increase on a constant currency basis. U.S. revenue was $11.8 million, a 41% increase from the third quarter of 2022. International revenue was $5.8 million, a 14% increase compared to the third quarter of 2022 and a 9% increase on a constant currency basis. The growth in revenue reflects continued commercial momentum and adoption of Zephyr Valve procedures.

Gross profit in the third quarter of 2023 was $13.0 million, compared to $10.2 million for the third quarter of 2022. Gross margin for the third quarter of 2023 was 74%, compared to 75% for the same period in 2022, reflecting higher inventory reserves in the quarter.

Operating expenses in the third quarter of 2023 were $28.2 million, compared to $24.1 million for the third quarter of 2022, representing an increase of 17%. The increase in operating expenses was primarily attributable to continued investments in our commercial activities, legal expenses, and higher stock-based compensation expense.

Net loss in the third quarter of 2023 was $14.9 million, or $0.39 per share, compared to a net loss of $14.2 million, or $0.38 per share, for the same period in 2022.

Adjusted EBITDA loss in the third quarter of 2023 was $9.0 million compared to $9.7 million for the same period in 2022.

Cash, cash equivalents, and marketable securities totaled $139.8 million as of September 30, 2023.

2023 Financial Outlook
Pulmonx is increasing its expectation for revenue in 2023 to now range from $67 million to $68 million, which represents approximately 25% to 27% growth over the Company's fiscal year 2022 revenue. This updated guidance compares to prior 2023 revenue guidance of $64 million to $66 million.

The Company expects gross margin for the full year 2023 to be approximately 74%.

Pulmonx also continues to expect total operating expenses for the full year 2023 to fall within the range of $112 million to $114 million, inclusive of approximately $21 million of non-cash stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, October 30, 2023, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its third quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our commercial strategy to grow the adoption of our Zephyr Valve treatment and expand our global treatable market, our expectations regarding account activity and productivity, our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, gross margin, profitability, guidance for full year 2023, commercial momentum, physician engagement and awareness of the benefits of the Zephyr Valve, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form

10-Q filed with the SEC on August 4, 2023, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$17,668	$13,502	$49,397	$38,237
Cost of goods sold	4,639	3,350	13,045	9,556
Gross profit	13,029	10,152	36,352	28,681
Operating expenses
Research and development	4,220	4,366	14,184	11,494
Selling, general and administrative	23,985	19,717	70,184	61,197
Total operating expenses	28,205	24,083	84,368	72,691
Loss from operations	(15,176)	(13,931)	(48,016)	(44,010)
Interest income	1,490	477	4,027	781
Interest expense	(893)	(286)	(2,327)	(707)
Other income (expense), net	(262)	(432)	(316)	(597)
Net loss before tax	(14,841)	(14,172)	(46,632)	(44,533)
Income tax expense	59	—	323	107
Net loss	$(14,900)	$(14,172)	$(46,955)	$(44,640)
Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.38)	$(1.24)	$(1.21)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	38,119,824	37,190,352	37,838,822	37,001,136

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$94,945	$101,736
Restricted cash	236	231
Short-term marketable securities	21,537	39,402
Accounts receivable, net	10,091	8,677
Inventory	16,131	14,564
Prepaid expenses and other current assets	4,424	4,343
Total current assets	147,364	168,953
Long-term marketable securities	23,271	5,924
Long-term inventory	3,445	5,283
Property and equipment, net	4,065	4,694
Goodwill	2,333	2,333
Intangible assets, net	62	154
Right of use assets	4,061	5,806
Other long-term assets	415	529
Total assets	$185,016	$193,676
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,189	$1,758
Accrued liabilities	13,684	13,276
Income taxes payable	—	19
Deferred revenue	85	120
Short-term debt	91	90
Current lease liabilities	3,436	3,229
Total current liabilities	20,485	18,492
Deferred tax liability	97	94
Long-term lease liabilities	1,537	3,849
Long-term debt	37,154	17,234
Total liabilities	59,273	39,669
Stockholders' equity:
Common stock	38	38
Additional paid-in capital	521,034	502,712
Accumulated other comprehensive income	1,944	1,575
Accumulated deficit	(397,273)	(350,318)
Total stockholders' equity	125,743	154,007
Total liabilities and stockholders' equity	$185,016	$193,676

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three Months Ended September 30,
	2023	2022	% Change	FX Impact %	Constant Currency % Change
United States	$11,838	$8,402	40.9%	—%	40.9%
International	5,830	5,100	14.3%	5.3%	9.0%
Total	$17,668	$13,502	30.9%	2.1%	28.8%

	Nine Months Ended September 30,
	2023	2022	% Change	FX Impact %	Constant Currency % Change
United States	$32,197	$23,031	39.8%	—%	39.8%
International	17,200	15,206	13.1%	(0.2)%	13.3%
Total	$49,397	$38,237	29.2%	(0.1)%	29.3%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP Net loss	$(14,900)	$(14,172)	$(46,955)	$(44,640)
Depreciation and amortization	415	383	1,261	1,127
Stock-based compensation	6,003	4,302	16,503	12,198
Interest (income)/expense, net	(597)	(191)	(1,700)	(74)
Provision for income taxes	59	—	323	107
Adjusted EBITDA	$(9,020)	$(9,678)	$(30,568)	$(31,282)